UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 4, 2008

Date of Report (Date of earliest event reported)

  TRUE PRODUCT ID, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29249	16-1499611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      1615 Walnut Street, 3rd Floor

Philadelphia, PA 19103

 (Address of principal executive offices)

(215) 972-1601

(Registrant’s telephone number, including area code)

    _____________________

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

On March 4, 2008, we entered into a new Employment Agreement (the “Employment Agreement”) with Wilson W. Hendricks, III.

Under the terms of the Employment Agreement, Mr. Hendricks will serve as our chief executive officer (“CEO”) for a period of three years. As CEO, Mr. Hendricks will report solely and directly to our Board of Directors. During his term of employment, Mr. Hendricks will earn a base salary of no less than $240,000 per year.  In addition to base salary, Mr. Hendricks will be entitled to receive 500,000 restricted shares of the Registrant’s common stock immediately upon completion of the Registrant’s 100 to 1 reverse split.  Mr. Hendricks will also have an opportunity to receive an additional 500,000 restricted shares of the Registrant’s common stock at the end of the first year of his contract, based on his performance of certain performance criteria which the Company’s Compensation Committee will determine after execution of the contract.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth in the Registrant’s Form 8-K filed February 19, 2008, the official Chinese documents known as the “Red Hat” documents have been filed regarding the new joint venture between the Registrant and two organizations affiliated with the State General Administration for Quality Supervision, Inspection and Quarantine of the People's Republic of China ("AQSIQ") to roll out Registrant’s Chinese National Gas Tank Contract and Project with AQSIQ.

Given these developments and the impending roll out of Registrant’s Chinese National Gas Tank Contract and Project with AQSIQ, on March 4, 2008, the board of directors (the “Board”) of the Registrant approved the appointment of the current chief operating officer of the Registrant, Wilson Hendricks III, a past Director, Asia Pacific Region, for KPMG Consulting’s Communications and Content Practice, as the Registrant’s new chief executive officer (“CEO”).  The Board also approved the appointment of Mr. Hendricks as a member of the Registrant’s Board.

Prior to joining the Registrant as its chief operating officer in November 2007, Mr. Hendricks was a Director with BearingPoint, Inc. (formerly KPMG Consulting), where he was a member of BearingPoint's Communications and Content practice.  Mr. Hendricks was a founding member of KPMG Consulting’s wireless group.  As a Director with KPMG Consulting’s Asia Pacific Region, Mr. Hendricks was responsible for starting the KPMG Consulting’s Asia Pacific Region’s communications practice. Mr. Hendricks most recent BearingPoint assignment was as Operations Director for the Department of Homeland Security/Transportation Security Authorities TWIC Program. Mr. Hendricks has extensively resided and worked in China and Hong Kong.

Believing that the Company’s interests in the roll-out of its Chinese National Gas Tank Contract with AQSIQ are best served by an international roll-out/implementation expert such as Hendricks now taking over the CEO position of the Registrant, the Registrant’s current CEO and

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chairman of the Registrant’s board of directors, William R. Dunavant, has voluntarily agreed to step down as CEO and as a director of the Registrant, and will assume the position of Managing Director of Global Strategic Initiatives of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2008

TRUE PRODUCT ID, INC.

By:

/s/ Wilson W. Hendricks, III

Name:

  Wilson W. Hendricks, III

Title:     Chief Executive Officer

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